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                                                                    EXHIBIT 23.1
                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Insight Enterprises, Inc.:



We consent to the use of our report dated January 31, 2002, with respect to the consolidated balance sheets of Insight Enterprises, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.





/s/ KPMG LLP

Phoenix, Arizona
August 14, 2002